Exhibit 3.477
ARTICLES OF INCORPORATION
TO:      JIM EDGAR,       Secretary of State
I/We, the incorporator(s), being one or more natural persons of the age of twenty-one years or more or a corporation for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE	The name of the corporation is: ENVIRONMENTAL RECLAMATION COMPANY

ARTICLE TWO	The name and address of the initial registered agent and registered office are:

Registered Agent	Henry E. Kramer

	First Name	Middle Name	Last Name

Registered Office	600 Jackson Avenue

	Number	Street	(Do not use P.O. Box) Suite #

	Charleston,	61920	Coles County

	City	ZIP Code	county

ARTICLE THREE	The duration of the corporation is XX perpetual OR __________________ years.

ARTICLE FOUR	The purposes for which the corporation is organized are:

See attached “Exhibit A”

ARTICLE FIVE	Paragraph 1: The number of shares which the corporation shall be authorized to issue, itemized by class, series and par value, if any, is

Class	Series	*Par Value per share	Number of shares authorized

common	N/A	no par	10,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

None

ARTICLE SIX	The number of shares which the corporation proposes to issue without further report to the Secretary of State, itemized by class, series, and par value, if any, and the consideration to be received by the corporation therefor (expressed in dollars) are:

		*Par Value	Number of shares	Total consideration
Class	Series	per share	to be issued	to be received therefor
common	N/A	no par	1,000	$25,000.00

$

$

$

			Total	$

*	(Use NPV if no Par Value)

ARTICLE SEVEN	The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

ARTICLE EIGHT	The number of directors to be elected at the first meeting of the shareholders is 2.

ARTICLE NINE	(Complete EITHER A or B)

☐	A. All the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or the incorporator(s) elect to pay the initial franchise tax on the basis of the entire consideration to be received for the issuance of shares.

☐	B. Paragraph 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be	$ ____________

	Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$ ____________

	Paragraph 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be	$ ____________

	Paragraph 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be:	$ ____________
I/WE the incorporator(s) declare that I/we have examined the foregoing Articles of Incorporation and that the statements contained therein are, to the best of my/our knowledge and belief, true, correct and complete. Executed this 26th day of October, 1983.
(Signatures must be in ink. Carbon copy, xerox or rubber stamp signatures are not acceptable. )
NOTE: If a corporation acts as incorporator the name of the corporation and the state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

	Signature and Names		Post Office Address

1.		1.	W. Route 316, P.O. Box 73

	Signature		Street

	Carl Ball		Charleston, Illinois 61920

	Name (please print)		City/Town State ZIP

2.		2.

	Signature		Street

	Name (please print)		City/Town State ZIP

3.		3.

	Signature		Street

	Name (please print)		City/Town State ZIP

The purposes for which the corporation is organized are:
(1)	To engage in the operation of a landfill business.

(2)	To manufacture, produce, acquire, distribute, buy, sell, lease, and trade, or deal in and with all types of goods, wares, and merchandise.

(3)	To acquire, own, use, convey, and otherwise dispose of and deal in real property or any interest therein.

(4)	To advise, manage, and provide all types of services not otherwise prohibited under the Illinois Business Corporation Act.
“Exhibit A”

File# 5324-634-6

This Space For Use By
Secretary of State

Date: 5-30-96

License Fee: $
Franchise Tax: $25
Filing Fee: $

Clerk: BH

Submit in Duplicate Remit payment in Check or Money	JIM EDGAR Secretary of State State of Illinois
Order payable to “Secretary of
State”.	ARTICLES OF AMENDMENT
DO NOT SEND CASH!
Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE	The name of the corporation is Environmental Reclamation Company _____________ (Note)

ARTICLE TWO	The following amendment of the Articles of Incorporation was adopted on May 22, 1986 in the manner indicated below. (“X” one box only.)

☐	By a majority of the incorporators provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;	(Note 2)

☐	By a majority of the board of directors, In accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;	(Note 3)

☐	By the shareholders, in accordance with Section 10.20, a resolution of this beard of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;	(Note 4)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;	(Note 4)

	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.	(Note 4)
(INSERT AMENDMENT)
(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended to read as follows:)
          RESOLVED, that the Articles of Incorporation be amended to change the name of the Corporation from Environmental Reclamation Company to C & E Properties, Inc.

(New Name)
All changes other than name, include on page 2
(over)

Resolution
     FURTHER RESOLVED, that the purposes for which the Corporation is organized are restated as follows:
1.	To acquire, retain, own, use, convey, lease and otherwise dispose of and deal in real property and personal property.

2.	To advise, manage and provide all types of services not otherwise prohibited under the Illinois Business Corporation Act.

ARTICLE THREE	The manner, if not set forth in the amendment, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued sham of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)

NO CHANGE

ARTICLE FOUR	(a) The manner, if not set forth in the amendment, in which said amendment effects a change in the amount of paid-in capital* is as follows: (If not applicable, insert “No change”)

NO CHANGE

(b) The amount of paid-in capital* as changed by this amendment is as follows: (If not applicable, Insert “No change”)

NO CHANGE

	Before Amendment	After Amendment
Paid-in Capital	$	$

     The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated May 29, 1986			ENVIRONMENTAL RECLAMATION COMPANY

(Exact Name of Corporation)

attested by	/s/ Edna Ball	by	/s/ Carl Ball

	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	Secretary		President

	(Type or Print Name and Title)		(Type or Print Name and Title)

*	“Paid-in Capital” replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.